Exhibit 99.1

Jazz Pharmaceuticals Announces First Quarter 2026 Financial Results

– Strong commercial execution across franchises with total revenues of $1.1 billion (+19% YoY) –

– Zanidatamab HER2+ 1L GEA sBLA granted Priority Review; PDUFA date of August 25, 2026 –

– Xywav® revenues grew 18% YoY with 425 net patient adds –

– Epidiolex® revenues grew 15% YoY–

– Company reaffirms 2026 revenue and expense guidance –

DUBLIN, May 5, 2026 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the first quarter of 2026 (1Q26).

“Our first-quarter results reflect disciplined execution across the business, delivering 19% year-over-year growth alongside key pipeline advancements and positioning the company for an outstanding 2026,” said Renee Gala, president and chief executive officer of Jazz Pharmaceuticals. “Demand for Xywav remained strong, our rare oncology launches with Modeyso™ and Zepzelca® in 1LM ES-SCLC gained significant momentum, and Epidiolex continued to provide consistent growth. Looking ahead, we are excited about the potential launch of zanidatamab in 1L GEA later this year, as we progress our pipeline and business development efforts to bring more life-changing therapies to patients and fuel durable long-term growth.”

Key First Quarter 2026 Highlights

•Total revenues in 1Q26 grew to $1.1 billion (+19% year-over-year (YoY))
•Generated GAAP / non-GAAP1 adjusted earnings per share (EPS) of $4.43 / $6.34 with $408 million in cash from operations.
•Practice-changing Phase 3 HERIZON-GEA-01 results, presented as a late-breaker at ASCO GI, support zanidatamab as the HER2-targeted agent of choice in HER2+ 1L advanced gastroesophageal adenocarcinoma (GEA); additional benefit from tislelizumab irrespective of PD-L1 status.
•Supplemental Biologics License Application (sBLA) accepted by FDA under Real-Time Oncology Review (RTOR) program with potential approval and launch in 1L HER2+ GEA on or before PDUFA date.

Business Updates

Xywav (calcium, magnesium, potassium, and sodium oxybates) oral solution:
•Xywav net product sales increased 18% to $408 million in 1Q26, compared to 1Q25.
•Continued physician and patient demand for the differentiated benefits of low-sodium Xywav.
1 Non-GAAP adjusted EPS is a non-GAAP financial measure. See 'Non-GAAP Financial Measures' below for more information. A reconciliation of GAAP reported EPS to non-GAAP adjusted EPS is included at the end of this press release.

•Strong new patient growth, with approximately 425 net patient adds in 1Q26. There were approximately 16,600 active patients exiting the quarter, comprised of approximately 11,075 narcolepsy patients and approximately 5,525 idiopathic hypersomnia (IH) patients.

Epidiolex/Epidyolex (cannabidiol):
•Epidiolex/Epidyolex net product sales increased 15% YoY to $250 million in 1Q26, driven by continued strong demand.
•Announced agreement with Nippon Zoki to commercialize Epidyolex in Japan, following completion of ongoing clinical trials and potential regulatory approval.

Ziihera® (zanidatamab-hrii):
•Ziihera net product sales in biliary tract cancer (BTC) were $13 million in 1Q26.
•In April 2026, FDA accepted the zanidatamab sBLA in GEA for a Priority Review, with a PDUFA date of August 25, 2026.
•Submitted HERIZON-GEA-01 data for potential National Comprehensive Cancer Network (NCCN) guideline inclusion.
•HERIZON-GEA-01 data accepted for publication by a top-tier medical journal.
•The second interim overall survival (OS) analysis for the HERIZON-GEA-01 trial doublet regimen is expected in mid-2026.
•Multiple registrational trials of zanidatamab are underway, including in metastatic breast cancer (mBC), supporting a broad development program designed to maximize patient impact and long-term shareholder value.

Modeyso (dordaviprone):
•Modeyso net product sales were $41 million in 1Q26 with ~500 patients having received Modeyso from product launch in August 2025 through the end of the first quarter.
•The company completed the sale of its Rare Pediatric Disease Priority Review Voucher (PRV) for gross proceeds of $200 million (50% to Jazz).
•Phase 3 ACTION trial remains on track with top-line readout expected late 2026 / early 2027.

Zepzelca (lurbinectedin):
•Zepzelca net product sales increased 60% YoY to $101 million in 1Q26, driven by continued uptake of the Zepzelca and atezolizumab combination in the 1LM ES-SCLC setting, partially offset by a decline in second line use.
•The company expects second line use to decline throughout the year.
Financial Highlights

	Three Months Ended March 31,
(In millions, except per share amounts)	2026	2025
Total revenues	$1,068.9	$897.8
GAAP net income (loss)	$293.1	$(92.5)
Non-GAAP adjusted net income	$419.5	$105.2
GAAP earnings (loss) per share	$4.43	$(1.52)
Non-GAAP adjusted earnings per share	$6.34	$1.68
The GAAP net loss and non-GAAP adjusted net income for 1Q25 included an expense of $172 million related to Xyrem antitrust litigation settlements, which impacted our GAAP and non-GAAP results by $146 million (net of tax of $26 million), or $2.38 per share on a GAAP basis and $2.34 per share on a non-GAAP adjusted basis.
Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included at the end of this press release.

Total Revenues

	Three Months Ended March 31,
(In millions)	2026	2025
Xywav	$408.2	$344.8
Xyrem	31.2	37.2
Sleep	439.4	382.0
Epidiolex/Epidyolex	249.8	217.7
Epilepsy	249.8	217.7
Rylaze/Enrylaze	103.7	94.2
Zepzelca	101.0	63.0
Defitelio/defibrotide	47.4	40.7
Modeyso	41.4	—
Vyxeos	26.6	29.5
Ziihera	13.3	2.0
Oncology	333.4	229.4
Other	2.7	10.3
Product sales, net	1,025.3	839.4
High-sodium oxybate AG royalty revenue	36.3	48.9
Other royalty and contract revenues	7.3	9.5
Total revenues	$1,068.9	$897.8
Total revenues increased 19% YoY primarily due to higher Xywav, Zepzelca and Epidiolex/Epidyolex net product sales and the inclusion of Modeyso net product sales, following FDA approval in August 2025.
Operating Expenses and Income Tax Expense (Benefit)

	Three Months Ended March 31,
(In millions, except percentages)	2026	2025
GAAP:
Cost of product sales	$134.1	$104.6
Gross margin on total revenues	87.5%	88.3%
Selling, general and administrative	$352.7	$514.0
% of total revenues	33.0%	57.3%
Research and development	$196.0	$180.7
% of total revenues	18.3%	20.1%
Gain on sale of priority review voucher	$(122.8)	$—
Income tax expense (benefit)	$6.1	$(17.8)
Effective tax rate	2.0%	16.2%

	Three Months Ended March 31,
(In millions, except percentages)	2026	2025
Non-GAAP adjusted:
Cost of product sales	$90.0	$69.7
Gross margin on total revenues	91.6%	92.2%
Selling, general and administrative	$308.5	$472.3
% of total revenues	28.9%	52.6%
Research and development	$172.3	$159.7
% of total revenues	16.1%	17.8%
Income tax expense	$41.2	$36.5
Effective tax rate	8.9%	25.7%
Changes in operating expenses and income tax expense (benefit) in 1Q26 over the prior year period are primarily due to the following:
•Cost of product sales, on a GAAP and non-GAAP adjusted basis, increased in 1Q26, primarily due to higher royalty expenses, driven by higher revenues, and increased inventory provisions. The cost of product sales, on a GAAP basis, in 1Q26 included higher acquisition accounting inventory fair value step up expense compared to 1Q25.
•Selling, general and administrative (SG&A) expenses, on a GAAP and non-GAAP adjusted basis, decreased in 1Q26, primarily due to certain Xyrem antitrust litigation settlements of $172 million incurred in 1Q25, partially offset by higher compensation-related expenses in 1Q26 including costs relating to Modeyso.
•Research and development (R&D) expenses, on a GAAP and non-GAAP adjusted basis, increased in 1Q26, primarily due to the addition of costs relating to Modeyso including personnel costs.
•Income tax expense in 1Q26, on a GAAP basis, was primarily attributable to the gain recognized on the sale of the PRV, partially offset by excess tax benefits from share-based compensation. Income tax benefit in 1Q25, on a GAAP basis, was primarily attributable to the Xyrem antitrust litigation settlements.
Cash Flow and Balance Sheet
As of March 31, 2026, cash, cash equivalents and investments were $2.9 billion, and the outstanding principal balance of the company’s long-term debt was $5.4 billion. In addition, the company had undrawn borrowing capacity under a revolving credit facility of $885 million. For the three months ended March 31, 2026, the company generated $408 million of cash from operations reflecting strong business performance and continued financial discipline. In 1Q26, the company received gross proceeds of $200 million (50% to Jazz) from the sale of the PRV.

2026 Financial Guidance
Jazz Pharmaceuticals is reaffirming its full year 2026 revenue and expense guidance and updating its full year shares outstanding guidance as follows:

(In millions)	Guidance
Total Revenues	$4,250 - $4,500

(In millions, except percentages)	GAAP	Non-GAAP
Gross margin %	89% - 90%	90% - 91%[1]
SG&A expenses	$1,424 - $1,497	$1,260 - $1,320[1]
R&D expenses	$811 - $867	$725 - $775[1]
Effective tax rate	0% - 10%	11.5% - 13.5%[1]
Weighted-average ordinary shares outstanding[2]	66 - 67	66 - 67
___________________________
1.See "Non-GAAP Financial Measures" below. Reconciliations of non-GAAP adjusted guidance measures are included in the table titled "Reconciliation of 2026 GAAP to Non-GAAP Guidance Measures".
2.Prior guidance as of February 24, 2026 was 65-66 million weighted-average ordinary shares outstanding. Guidance assumes inclusion of shares outstanding in relation to the 2.000% exchangeable senior notes due 2026 and the 3.125% exchangeable senior notes due 2030, which we refer to collectively as the Exchangeable Senior Notes, given the company's share price exceeds the conversion prices of the Exchangeable Senior Notes.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. ET to provide a business and financial update and discuss its 2026 first quarter results.

Interested parties may register for the call here or via the Investors section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com. To ensure a timely connection, it is recommended that participants register at least 15 minutes prior to the scheduled webcast.

A replay of the webcast will be available via the Investors section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals
Jazz Pharmaceuticals plc (NASDAQ: JAZZ) is a global biopharma company whose purpose is to innovate to transform the lives of patients and their families. We are dedicated to developing life-changing medicines for people with rare disease — often with limited or no therapeutic options. We have a diverse portfolio of medicines, including leading therapies addressing epilepsies, cancers and sleep disorders. Our patient-focused and science-driven approach powers pioneering research and development advancements across our robust pipeline of innovative therapeutics. Jazz is headquartered in Dublin, Ireland with research and development laboratories, manufacturing facilities and employees in multiple countries committed to serving patients worldwide. Please visit www.jazzpharmaceuticals.com for more information.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the company presents non-GAAP adjusted net income (and the related per share measure) and its line-item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (and the related per share measure) and its line-item components exclude from GAAP reported net income (loss) (and the related per share measure) and its line-item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (and the related per share measure), adjust for the income tax effect of the non-GAAP adjustments. In this regard, the components of non-GAAP adjusted net income, including non-GAAP adjusted cost of product sales, SG&A expenses and R&D expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income measure.

The company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts and that each of these non-GAAP financial measures, when considered together with the company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare the company’s results from period to period, to its forward-looking guidance, and to identify operating trends in the company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for Jazz Pharmaceuticals’ management, the company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the company uses in assessing its own operating performance and making operating decisions. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles in the reconciliation tables that follow. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to: the company’s growth prospects and future financial and operating results, including the company’s 2026 financial guidance and the company’s expectations related thereto, including with respect to anticipated catalysts; the company’s advancement of pipeline programs and the timing of development activities, regulatory activities, approvals, and submissions related thereto; the potential for a near-term commercial launch of zanidatamab in 1L HER2+ GEA in the U.S., if approved; planned or anticipated clinical trial events, including with respect to initiations, enrollment and data read-outs, and the anticipated timing thereof, including: the second interim OS data from the Phase 3 HERIZON trial of zanidatamab in 1L GEA and top-line data from the Phase 3 ACTION trial of Modeyso in recurrent H3 K27M-mutant diffuse glioma; and the company’s development, regulatory and commercialization strategy; the company’s expectations with respect to its products and product candidates and the potential of the company’s products and product candidates and the potential regulatory path related thereto, including zanidatamab's potential to become the HER2-targeted therapy of choice in 1L HER2+ GEA, regardless of PD-L1 status; the company’s capital allocation and corporate development strategy; the potential successful future development, manufacturing, regulatory and commercialization activities; the company’s ability to realize the commercial potential of its products; the company’s net product sales and goals for net product sales from new and acquired products; the company’s views and expectations relating to its patent portfolio, including with respect to expected patent protection, as well as expectations with respect to exclusivity; the company’s clinical trials confirming clinical benefit or enabling regulatory submissions, including the potential of the ongoing Phase 3 ACTION trial to confirm clinical benefit of Modeyso in recurrent H3 K27M-mutant diffuse glioma and extend to use in 1L patients; and other statements that are not historical facts. These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties.

Actual results and the timing of events could differ materially from those anticipated in such forward- looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of, and revenue from, Xywav, Epidiolex/Epidyolex, Ziihera, Modeyso, Zepzelca and other lead marketed products; effectively launching and commercializing the company’s other products and product candidates; the successful completion of development and regulatory activities with respect to the company’s product candidates; obtaining and maintaining adequate coverage and reimbursement for the company’s products; the time-consuming and uncertain regulatory approval process, including the risk that the company’s current and/or planned regulatory submissions may not be submitted, accepted or approved by applicable regulatory authorities in a timely manner or at all, including the risk that zanidatamab in 1L HER2+ GEA may not be approved in a timely manner or at all; the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to the company’s business operations and financial results; protecting and enhancing the company’s intellectual property rights and the company’s commercial success being dependent upon the company obtaining, maintaining and defending intellectual property protection and exclusivity for its products and product candidates; delays or problems in the supply or manufacture of the company’s products and product candidates, including due to geopolitical tensions and military conflicts; complying with applicable U.S. and non-U.S. regulatory requirements, including those governing the research, development, manufacturing and distribution of controlled substances; government investigations, legal proceedings and other actions; identifying and consummating corporate development transactions, financing these transactions and successfully integrating acquired products, product candidates and businesses; the company’s ability to realize the anticipated benefits of its collaborations and license agreements with third parties; the sufficiency of the company’s cash flows and capital resources; the company’s ability to achieve targeted or expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; the company’s ability to meet its projected long-term goals and objectives, in the time periods that the company anticipates, or at all, and the inherent uncertainty and significant judgments and assumptions underlying the company’s long-term goals and objectives; fluctuations in the market price and trading volume of the company's ordinary shares; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in the company’s Securities and Exchange Commission filings and reports, including the company's Annual Report on Form 10-K for the year ended December 31, 2025 and future filings and reports by the company. Other risks and uncertainties of which the company is not currently aware may also affect the company's forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues:
Product sales, net	$1,025.3	$839.4
Royalties and contract revenues	43.6	58.4
Total revenues	1,068.9	897.8
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technologies)	134.1	104.6
Selling, general and administrative	352.7	514.0
Research and development	196.0	180.7
Intangible asset amortization	172.3	154.4
Gain on sale of priority review voucher	(122.8)	—
Total operating expenses	732.3	953.7
Income (loss) from operations	336.6	(55.9)
Interest expense, net	(39.9)	(53.7)
Foreign exchange gain (loss)	2.5	(0.2)
Income (loss) before income tax expense (benefit) and equity in loss of investees	299.2	(109.8)
Income tax expense (benefit)	6.1	(17.8)
Equity in loss of investees	—	0.5
Net income (loss)	$293.1	$(92.5)

Net income (loss) per ordinary share:
Basic	$4.73	$(1.52)
Diluted	$4.43	$(1.52)
Weighted-average ordinary shares used in per share calculations - basic	61.9	61.0
Weighted-average ordinary shares used in per share calculations - diluted	66.1	61.0

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,844.3	$1,391.9
Investments	1,030.0	1,050.0
Accounts receivable, net of allowances	836.3	830.7
Inventories	437.5	417.0
Prepaid expenses	149.7	152.5
Other current assets	285.3	323.9
Total current assets	4,583.1	4,166.0
Property, plant and equipment, net	203.1	199.9
Operating lease assets	55.8	58.9
Intangible assets, net	4,203.8	4,429.5
Goodwill	1,805.0	1,829.3
Deferred tax assets, net	907.0	869.1
Deferred financing costs	7.1	7.6
Other non-current assets	94.7	99.0
Total assets	$11,859.6	$11,659.3
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$100.0	$122.1
Accrued liabilities	1,022.4	1,034.2
Current portion of long-term debt	1,030.5	1,029.9
Income taxes payable	93.7	56.3
Total current liabilities	2,246.6	2,242.5
Long-term debt, less current portion	4,324.2	4,328.4
Operating lease liabilities, less current portion	47.3	50.9
Deferred tax liabilities, net	547.7	594.5
Other non-current liabilities	161.5	124.4
Total shareholders’ equity	4,532.3	4,318.6
Total liabilities and shareholders’ equity	$11,859.6	$11,659.3

JAZZ PHARMACEUTICALS PLC
SUMMARY OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$408.2	$429.8
Net cash provided by (used in) investing activities	123.1	(169.0)
Net cash used in financing activities	(78.5)	(813.5)
Effect of exchange rates on cash and cash equivalents	(0.4)	1.7
Net increase (decrease) in cash and cash equivalents	$452.4	$(551.0)

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026		2025
	Net Income	Diluted EPS	Net Income (Loss)	Diluted EPS/(Loss Per Share)
GAAP reported	$293.1	$4.43	$(92.5)	$(1.52)
Intangible asset amortization	172.3	2.61	154.4	2.47
Share-based compensation expense	74.5	1.13	67.7	1.08
Acquisition accounting inventory fair value step-up	37.5	0.57	29.9	0.48
Gain on sale of PRV	(122.8)	(1.86)	—	—
Income tax effect of above adjustments	(35.1)	(0.54)	(54.3)	(0.87)
Effect of potentially dilutive ordinary shares on non-GAAP adjusted EPS	—	—	—	0.04
Non-GAAP adjusted	$419.5	$6.34	$105.2	$1.68
Weighted-average ordinary shares used in diluted per share calculations - GAAP	66.1		61.0
Dilutive effect of employee equity incentive and purchase plans	—		1.6
Weighted-average ordinary shares used in diluted per share calculations - non-GAAP	66.1		62.6

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION - CERTAIN LINE ITEMS
(In millions, except percentages)
(Unaudited)

	Three months ended March 31, 2026
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Gain on sale of PRV	Interest expense, net	Income tax expense	Effective tax rate
GAAP Reported	$134.1	87.5%	$352.7	$196.0	$172.3	$(122.8)	$39.9	$6.1	2.0%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(172.3)	—	—	—	—
Share-based compensation expense	(6.6)	0.6	(44.2)	(23.7)	—	—	—	—	—
Acquisition accounting inventory fair value step-up	(37.5)	3.5	—	—	—	—	—	—	—
Gain on sale of PRV	—	—	—	—	—	122.8	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	35.1	6.9
Total of non-GAAP adjustments	(44.1)	4.1	(44.2)	(23.7)	(172.3)	122.8	—	35.1	6.9
Non-GAAP Adjusted	$90.0	91.6%	$308.5	$172.3	$—	$—	$39.9	$41.2	8.9%

	Three months ended March 31, 2025
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Interest expense, net	Income tax expense (benefit)	Effective tax rate
GAAP Reported	$104.6	88.3%	$514.0	$180.7	$154.4	$53.7	$(17.8)	16.2%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(154.4)	—	—	—
Share-based compensation expense	(5.0)	0.6	(41.7)	(21.0)	—	—	—	—
Acquisition accounting inventory fair value step-up	(29.9)	3.3	—	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	54.3	9.5
Total of non-GAAP adjustments	(34.9)	3.9	(41.7)	(21.0)	(154.4)	—	54.3	9.5
Non-GAAP Adjusted	$69.7	92.2%	$472.3	$159.7	$—	$53.7	$36.5	25.7%

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF 2026 GAAP TO NON-GAAP GUIDANCE MEASURES

	Projected Range
(In millions, except percentages)	Low	High
GAAP gross margin on total revenues	89%	90%
Acquisition accounting inventory fair value step-up	1%	1%
Non-GAAP gross margin on total revenues	90%	91%

GAAP SG&A expenses	$1,424	$1,497
Share-based compensation expense	(164)	(177)
Non-GAAP SG&A expenses	$1,260	$1,320

GAAP R&D expenses	$811	$867
Share-based compensation expense	(86)	(92)
Non-GAAP R&D expenses	$725	$775

GAAP effective tax rate	0%	10%
Income tax effect of GAAP to non-GAAP reconciling items	11.5%	3.5%
Non-GAAP effective tax rate	11.5%	13.5%

Contacts:

Investors:
InvestorInfo@jazzpharma.com
Ireland +353 1 634 3211
U.S. +1 650 496 2717

Media:
CorporateAffairsMediaInfo@jazzpharma.com
Ireland +353 1 637 2141
U.S. +1 215 867 4948